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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                    Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      March 28, 1994
                                                 ------------------------------

                            Acme Metals Incorporated
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             (Exact name of registrant as specified in its charter)


      Delaware                         0-14727                  36-3802419
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(State or other jurisdiction         (Commission               (IRS Employer
 of incorporation)                  File Number)            Identification No.)


     13500 South Perry Avenue, Riverdale, Illinois     60627-1182
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           (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code   (708) 849-2500
                                                   ----------------------------
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         (Former name or former address, if changed since last report)



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Item 5.   Other Events.

     On March 28, 1994, Acme Metals Incorporated (the "Company") sold 5,600,000 special common stock purchase warrants at a price of $21.00 per warrant on a private placement basis exclusively in Canada. On or before August 25, 1994, the securities will be exchangeable on a one for one basis, subject to certain conditions, for 5,600,000 common shares of the Company. Conditions for the exchange of the special warrants for common shares are set forth in a Purchase Agreement dated as of March 11, 1994 between the Company and Nesbitt Thomson Inc., a copy of which was filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1993.

     The securities and the underlying common shares have not been registered under the Securities Act of 1933 (the "Securities Act") and may not be offered or sold in the United States or to a U.S. person, as defined in Regulation S under the Securities Act, absent registration or an applicable exemption from registration requirements.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ACME METALS INCORPORATED
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                                   (Registrant)



Date:  April 20, 1994              By: /s/ Edward P. Weber, Jr.
                                      --------------------------------------
                                      Edward P. Weber, Jr.
                                      Vice President, General Counsel and
                                      Secretary